                                                        Exhibit No. EX-99.g.1.iv

REVISED - February 15, 2006

                                  The UBS Funds
                             UBS Relationship Funds
                             SMA Relationship Trust
                      Fort Dearborn Income Securities, Inc.
                             UBS Supplementary Trust
                          UBS Private Portfolios Trust

Portfolio Implementation Group
Any two of the  individuals  listed below are authorized to originate  memos and other instructions as well as initiate cash movements

Joseph A. Anderson
David Birkenkamp
Grant Chamberlin
Cindy Czapla
David E. Floyd
Catherine Macrae
Jason Schultz
Jeffrey Spear
Guillermo Wong
Karen Mitidiero
Claire Foicik
Denise Honour

The following  individuals  listed below are  authorized to originate  memos and other instructions as well as initiate cash movements

Joseph Allessie
Mark Kemper
Joseph Malone
David E. Floyd

Funds
The following  individuals  are authorized to originate  trades on behalf of the following funds:

UBS Funds
UBS Relationship Funds
SMA Relationship Trust
Fort Dearborn Income Securities, Inc.
UBS Supplementary Trust
UBS Private Portfolio Trust - Enhanced Yield Portfolio

Fixed Income Group
Thomas Clarkson
Kris Dorr
Craig Ellinger
Matthew Iannucci
Debbie Johnson
Kiki Katsikas
Megan Lamb
Stacey Lane
James Law
Yu Chen Lin
Michael Markowitz
Tim McAuliffe
David Michael
Ryan Nugent
John A. Penicook Jr.
Ryan Raymond
Marianne Rossi
Robert Sabatino
Uwe Schillhorn
Eric Staudt
Justin Tabellione
Shu Yang Tan
Mary May Wilson

UBS Funds
UBS Relationship Funds

Equity Department
Paul Harvey
James Malles
Michael Abellera
Robert A. Durante
Bojan Petrovich

Trade Support
Authorized to verify executed trades

Gilbert Ruiz
Kiki Katsikas
Megan B. Lamb
Tim McAuliffe
David Michael
Pamela Siple
John Cialdini
Denise Holman
Earl Hall

Persons  Authorized  to Act for  Corporate  and Class  Actions for the following
Funds: UBS Funds; UBS Relationship  Funds; SMA Relationship Trust; Fort Dearborn
Income  Securities,  Inc.; UBS  Supplementary  Trust; and UBS Private  Portfolio
Trust - Enhanced Yield Portfolio

Brendan Beirne
Mary A. Drummond
Sally Stoffel